EXHIBIT 21.1

Subsidiaries:


Name                                          Jurisdiction     d/b/a
----                                          -------------    ------
Catalyst Rx                                   Nevada            --
Catalyst Consultants, Inc.                    Nevada            --
International Pharmacy Management, Inc.       Delaware          HealthExtrasRx
HealthExtras Insurance Agency, Inc.           Delaware          --
U.S. Scripts, Inc.                            Delaware          --